CONSENT AND SECOND AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
This Consent and Second Amendment to Third Amended and Restated Loan and Security Agreement (this “Consent”) is entered into as of March 1, 2016, by and between Silicon Valley Bank (“Bank”) and Digital Turbine Media, Inc. (f/k/a Appia, Inc., f/k/a PocketGear, Inc.), a Delaware corporation (“Borrower”) whose address is 320 Blackwell Street, 4th Floor, Durham, NC 27701.
RECITALS
A.    Bank and Borrower have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of June 11, 2015, as amended by that certain First Amendment to Third Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of November 30, 2015 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
B.    Borrower, Digital Turbine USA, Inc. (f/k/a Digital Turbine, Inc.) (“DT USA”), and North Atlantic SBIC IV, L.P. (“North Atlantic”) have entered into that certain Securities Purchase Agreement dated as of March 6, 2015 (as amended from time to time, the “Purchase Agreement”). Borrower, DT USA and North Atlantic intend to amend the Purchase Agreement to, among other things, add a prepayment premium if the New Debenture (as defined in the Purchase Agreement) is prepaid prior to the scheduled maturity date (the “Purchase Agreement Amendment”). Borrower has requested that Bank consent to the Purchase Agreement Amendment.
C.    Borrower has further requested that Bank amend the Loan Agreement to (i) modify the financial covenant calculation and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to consent to the Purchase Agreement Amendment and to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Consent shall have the meanings given to them in the Loan Agreement.
2.    Consent. Subject to the terms of Section 9 below, Bank hereby consents to the Purchase Agreement Amendment and agrees that Borrower’s entry into the Purchase Agreement Amendment shall not, in and of itself, constitute an “Event of Default” under the Loan Agreement.

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3.    Amendments to Loan Agreement.
3.1    Section 13 (Definitions). The following term and its definition set forth in Section 13.1 are amended in their entirety and replaced with the following:
“Adjusted Quick Ratio” is the ratio of Parent’s consolidated (a) Quick Assets to (b) (i) Current Liabilities (but, prior to July 1, 2016 (or such later date as consented to in writing by Bank in its sole and absolute discretion), specifically excluding Indebtedness owing to North Atlantic SBIC IV, L.P. (“North Atlantic”)) minus (ii) Deferred Revenue minus (iii) non-cash liabilities.
3.2    Section 13 (Definitions). The definition of “Permitted Liens” in Section 13.1 is amended by deleting the word “and” from the end of clause (k), replacing the period at the end of clause (1) with and”, and adding a new clause (m) as follows:
(m)    Liens constituting cash collateral to secure real property lease obligations pursuant to certain lease arrangements incurred in the ordinary course of business and disclosed in writing to Bank in an aggregate amount not to exceed Three Hundred Thousand Dollars ($300,000) at any time.
3.3    Exhibit B (Compliance Certificate). Exhibit B to the Loan Agreement is amended in its entirety and replaced with Exhibit B attached hereto.
4.    Limitation of Amendments.
4.1    The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
4.2    This Consent shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
5.    Representations and Warranties. To induce Bank to enter into this Consent, Borrower hereby represents and warrants to Bank as follows:
5.1    Immediately after giving effect to this Consent, (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
5.2    Borrower has the power and authority to execute and deliver this Consent and to perform its obligations under the Loan Agreement, as amended by this Consent;

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5.3    The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4    The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, have been duly authorized by all necessary action on the part of Borrower;
5.5    The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
5.6    The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
5.7    This Consent has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.    Integration. This Consent and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Consent and the Loan Documents merge into this Consent and the Loan Documents.
7.    Prior Agreement. Except as expressly provided for in this Consent, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Consent is not a novation and the terms and conditions of this Consent shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Consent and the terms of such documents, the terms of this Consent shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.
8.    Counterparts. This Consent may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
9.    Effectiveness. This Consent shall be deemed effective upon (a) the due execution and delivery to Bank of this Consent by each party hereto, (b) payment by Borrower to Bank of an amendment fee in the amount of Five Thousand Dollars ($5,000) and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Consent.

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10.    Governing Law. This Consent and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.
[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered as of the date first written above.

BANK	BORROWER
Silicon Valley Bank	Digital Turbine Media, Inc.
By: /s/ Victor Lee	By: /s/ Andrew Schleimer
Name: Victor Lee	Name: Andrew Schleimer
Title: VP	Title: CFO

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EXHIBIT B
COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date: ___________
FROM: DIGITAL TURBINE MEDIA, INC.
The undersigned authorized officer of Digital Turbine Media, Inc. (“Borrower”) certifies that under the terms and conditions of the Third Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending ___________________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) except as noted before. Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

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Reporting Covenant	Required	Complies

Monthly financial statements of Parent with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	Earlier of (i) 90 days of FYE or (ii) 5 days of filing with SEC	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Transaction Report, A/R & A/P Agings	(i) by Friday of each week during any Non-Streamline Period, and (ii) monthly within 20 days during any Streamline Period	Yes No
Annual Financial Projections	FYE within 45 days	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis*:
Minimum Adjusted Quick Ratio:	0.90:1.00	:1.00	Yes No
* Not required if either (i) no Advances are outstanding, or (ii) the aggregate amount of Parent’s and Borrower’s combined unrestricted cash and Cash Equivalents on deposit with Bank or Bank’s Affiliates (including cash and Cash Equivalents subject to Control Agreements), measured as of the reporting date (i.e. the date hereof), is greater than or equal to $15,000,000.

Performance Pricing		Applies
AQR> 1,00:1.00	Prime + 1.75%	Yes No
AQR< 1.00:1.00	Prime + 2.75%	Yes No

Streamline Period		Applies
Trailing 3-Month Revenue > 80% of projected revenue**	Streamline Period	Yes No
Trailing 3-Month Revenue < 80% of projected revenue**	Non-Streamline Period	Yes No
** 85% for the 3 months ending 8/31/15 through 11/30/15; 75% for the 3 months ending 12/31/15 and thereafter, of Borrower’s projected revenue for such three (3) month period as set forth in the operating budget of Parent delivered to and accepted by Bank on October 20, 2015.
The following financial analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
The following are the exceptions with respect to the certification above; (If no exceptions exist, state “No exceptions to note.”)

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Digital Turbine Media, Inc.	BANK USE ONLY
Received by: _________________________ AUTHORIZED SIGNER
By:	Date: _______________________________
Name:	Verified: _________________________ AUTHORIZED SIGNER
Title:	Date: _______________________________
Compliance Status: Yes No

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Schedule 1 to Compliance Certificate
Financial Covenants of Borrower
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.
Dated: _____________________
I.    Adjusted Quick Ratio

Required:	0.90:1.00* (for financial covenant)

1.00:1.00 (for performance pricing)
* The financial covenant is not tested if either (i) no Advances are outstanding, or (ii) the aggregate amount of Parent’s and Borrower’s combined unrestricted cash and Cash Equivalents on deposit with Bank or Bank’s Affiliates (including cash and Cash Equivalents subject to Control Agreements), measured as of the reporting date (i.e. the date hereof), is greater than or equal to $15,000,000. However, the Adjusted Quick Ratio will still be tested to determine pricing.
Actual:

A.	Aggregate value of the unrestricted cash and Cash Equivalents of Parent (on a consolidated basis)	$___
B.	Aggregate value of the net billed accounts receivable of Parent (on a consolidated basis)	$___
C.	Quick Assets (the sum of lines A and B)	$___
D.	Aggregate value of Obligations to Bank	$___
E.
Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Parent’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line D above that matures within one (1) year (but, prior to 7/1/16 (or such later date as consented to in writing by Bank in its sole and absolute discretion), specifically excluding Indebtedness owing to North Atlantic)
$___
F.	Current Liabilities (the sum of lines D and E)	$___
G.	Aggregate value of all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue	$___
H.	Aggregate value of all non-cash liabilities of Parent (on a consolidated basis)	$___
I.	Line F minus line G minus line H	$___
J.	Adjusted Quick Ratio (line C divided by line I)	___:1.00
Is line J equal to or greater than 0.90:1.00 (or has one of the two tests above been met)?
________ No, not in compliance    ________ Yes, in compliance

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Was line J equal to or greater than 1.00:1:00 at all times during the applicable Testing Month?
________ No, Prime + 2.75%    ________ Yes, Prime + 1.75%

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